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                                 EXHIBIT 23.2
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THE BOARD OF DIRECTORS
BOLLE AMERICA, INC.:


We consent to the incorporation by reference in the registration statements (No. 333-4562 on Form S-8 of Benson Eyecare Corporation of our report dated January 20, 1995, with respect to the balance sheets of Bolle America, Inc. as of December 31, 1994 and 1993, and the related statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the current report on Form 8-K dated June 7, 1996 of BEC Group, Inc.







                                        KPMG PEAT MARWICK LLP


Denver, Colorado
June 6, 1996





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